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                                                                     Exhibit 5.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois  60601

To Call Writer Direct:            312 861-2000                      Facsimile:
     312 861-2000                                                  312 861-2200


                               February 5, 1999


Globe Manufacturing Corp.
456 Bedford Street
Fall River, Massachusetts 02720


          Re:  Globe Manufacturing Corp.
               Registration Statement on Form S-4
               Registration No. 333-64675
               ----------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Globe Manufacturing Corp., an Alabama corporation (the "Registrant") in connection with the proposed registration by the Registrant of up to $150,000,000 in aggregate principal amount of the Registrant's 10% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-64675) originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of July 31, 1998, between the Registrant and Norwest Bank Minnesota, National Association, as Trustee, in exchange for and in replacement of the Registrant's outstanding 10% Senior Subordinated Notes due 2008 (the "Old Notes"), of which $150,000,000 in aggregate principal amount is outstanding.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of the Registrant, (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated July 31, 1998, among the Registrant, BancAmerica Robertson Stephens and Merrill Lynch & Co.


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